Exhibit 99.1

EAGLE BULK SHIPPING INC. REACHES AGREEMENT WITH LENDERS TO SIGNIFICANTLY REDUCE DEBT AND STRENGTHEN BALANCE SHEET

-- Company Executes Restructuring Support Agreement and Files Prepackaged Plan of Reorganization for Parent with Overwhelming Lender Support --

-- Operating and Management Subsidiaries Excluded from Filing; All Business Activities Continue in the Normal Course --

-- Plan Expected to Reduce Total Debt by Approximately $975 Million and Provides Payment in Full for Trade Creditors --

-- Company Secures up to $50M in DIP Financing; Plan Provides

Payment in Full for Trade Creditors --

New York, NY, August 6, 2014 – Eagle Bulk Shipping Inc. (Nasdaq: EGLE) (“Eagle Bulk” or “the Company”) today announced that it has entered into a Restructuring Support Agreement (“RSA”) with lenders (the “Lenders”) holding more than 85% of the loans outstanding under its Fourth Amended and Restated Credit Agreement, dated June 20, 2012 (the “Credit Agreement”), regarding the terms of a balance sheet restructuring that will strengthen Eagle Bulk’s financial position, reduce its debt obligations by approximately $975 million, and significantly enhance liquidity.

To implement the restructuring, Eagle Bulk, the parent company, has commenced a voluntary “prepackaged” chapter 11 case in the United States Bankruptcy Court for the Southern District of New York (the “Court”). The prepackaged case, which excludes all of the Company’s operating and management subsidiaries, is intended to facilitate a prompt exit from the financial restructuring process without disruption to Eagle Bulk’s business.

In conjunction with the prepackaged case, Eagle Bulk also filed its proposed plan of reorganization (the “Plan”) and related disclosure statement. The Company has already received affirmative votes for the Plan from Lenders holding more than 85% of the loans outstanding under its Credit Agreement, constituting more than two-thirds of the total Lenders thereunder, amounts sufficient under applicable law for the Court to confirm the Plan.

Eagle Bulk has also obtained a commitment for up to $50 million of debtor-in-possession (“DIP”) financing from certain of its Lenders which, subject to Court approval, will significantly enhance liquidity.

During the process, Eagle Bulk intends to continue normal day-to-day operations, including:

●	Honoring all customer arrangements in the ordinary course of business;

●	Payment of amounts owed to the Company’s vendors, suppliers, and business partners; and,

●	Uninterrupted payment of wages, salaries, and other compensation to the Company’s crew, employees, and independent contractors.

Eagle Bulk’s management will remain in place and Sophocles N. Zoullas will remain Chairman and Chief Executive Officer of the reorganized Eagle Bulk.

“With an expedited restructuring process now underway, we are pleased to have the ongoing support of our Lenders, with whom we will work in partnership to recapitalize Eagle Bulk’s balance sheet and significantly reduce the Company’s debt load,” Mr. Zoullas commented. “We continue to benefit from a world-class, highly-efficient and versatile fleet, and a deep and experienced management team. Upon emergence from the process, we will continue to build on these competitive advantages and further grow our leadership position in the dry bulk market. We are grateful for the strong support from our Lenders, and look forward to the emergence of an Eagle Bulk that is well-positioned for many years of success.”

Mr. Zoullas concluded, “We expect our business activities to continue in the normal course during the restructuring process. The Company’s reputation has been built on superior industry relationships and operational excellence – attributes that we will build on moving forward.”

Under the terms of the Plan, the Lenders will convert their debt into 99.5% of the new equity in the reorganized Eagle Bulk, subject to dilution, and receive a cash distribution from the proceeds of an exit financing facility. All existing equity interests in Eagle Bulk will be cancelled, with such equity interests receiving, subject to dilution, 0.5% of the new equity in the reorganized Eagle Bulk and seven-year warrants to acquire an additional 7.5% of the new equity in the reorganized Eagle Bulk.

To further ensure that its suppliers, chartering counterparties, business partners, crew members, and employees are unaffected by the restructuring process, Eagle Bulk is seeking customary “first day” motions with the Court to authorize continued payments in the ordinary course of business.

Court documents and other information for the Company’s stakeholders are available on a dedicated website administered by Eagle Bulk’s noticing agent, Kurtzman Carson Consultants, at www.eaglebulkrestructuring.com, or by calling 877-709-4746 (424-236-7227 for international calls). Inquiries may also be emailed to: eaglebulkinfo@kcclc.com.

Eagle Bulk’s legal advisor is Milbank, Tweed, Hadley & McCloy LLP, its financial advisor is Moelis & Company, and its restructuring advisor is Alvarez & Marsal.

Investor Contact:

Adir Katzav

Chief Financial Officer

Eagle Bulk Shipping, Inc.

212-785-2500

Media Contacts:

Jon Morgan / Wendy Tischler / Jeana Foxman

Perry Street Communications

212-741-0014

eagleships@perryst.com

About Eagle Bulk Shipping Inc.

Eagle Bulk Shipping Inc. is a Marshall Islands corporation headquartered in New York. The Company is a leading global owner of Supramax dry bulk vessels that range in size from 50,000 to 60,000 deadweight tons and transport a broad range of major and minor bulk cargoes, including iron ore, coal, grain, cement and fertilizer, along worldwide shipping routes.

Forward-Looking Statements

This press release contains forward-looking statements.  These forward-looking statements are based on the current expectations and observations of the Company’s management, and include factors that could cause actual results to differ materially, such as:  the Company’s ability to meet current operating needs, including its ability to maintain contracts that are critical to its operation, to obtain and maintain acceptable terms with its vendors, customers, and service providers and to retain key executives, managers, and employees; the Company’s ability to obtain Court approval with respect to motions in the prepackaged case; the effects of the Court rulings in the prepackaged case and the outcome of the case in general; the length of time the Company will operate under the prepackaged case; the pursuit by the Company’s various creditors, equity holders, and other constituents of their interests in the prepackaged case; risks associated with third party motions in the prepackaged case, which may interfere with the ability to consummate the Plan; the adverse effects of the prepackaged case on the Company’s liquidity or results of operations generally; the increased administrative and restructuring costs related to the prepackaged case; the Company’s ability to maintain adequate liquidity to fund operations during the prepackaged case and thereafter; the sufficiency of the “exit” financing contemplated by the Plan; the Company’s ability in the future to arrange and consummate financing or sale transactions or to access capital; the effects of changes in the Company’s credit ratings; the timing and realization of the recoveries of assets and the payments of claims in the prepackaged case and the amount of expenses projected to recognize such recoveries and reconcile such claims; the occurrence of any event, change, or other circumstance that could give rise to the termination of the RSA; the effects of actions taken by NASDAQ against the Company during the pendency of the restructuring, including the possibility of delisting; and the other factors listed from time to time in the Company’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent filings on Form 10-Q and Form 8-K.

Nothing in this press release shall constitute a solicitation of any holders of any of our indebtedness or our securities with respect to the matters contemplated in the RSA or an offer to buy or sell, or a solicitation of an offer to buy or sell, any securities of the Company.